EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 33-52072, No. 333-31289 and No. 333-124711) of Applied Materials, Inc. of our report dated June 26, 2009, with respect to the financial statements as of and for the years ended December 31, 2008 and 2007, and supplemental schedule of the Applied Materials, Inc. Employee Savings and Retirement Plan included in this Annual Report on Form 11-K.

/s/ ARMANINO McKENNA LLP
ARMANINO McKENNA LLP
San Ramon, California
June 26, 2009

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